                                                                    EXHIBIT 99.1



                                                  EFUNDS CORPORATION
                                                  Gainey Center II, Suite 300
                                                  8501 North Scottsdale Road
[EFUNDS LOGO]                                     Scottsdale, AZ  85253
--------------------------------------------------------------------------------
NEWS RELEASE

                                                  FOR ADDITIONAL INFORMATION:
                                                  PAUL BRISTOW
                                                  Executive Vice President &
                                                  Chief Financial Officer
                                                  480-629-7620

                                                  DIANE SALUCCI
                                                  Vice President of Corporate
                                                  Communications & I.R.
                                                  480-629-1414

                                                  DEBI FORD
                                                  Director of Investor Relations
                                                  480-629-7619



                   EFUNDS REVISES 2001 RESULTS; REPORTED 2001
                     DILUTED EPS OF $0.79 REMAINS UNCHANGED

      - NO MATERIAL IMPACT ON PREVIOUSLY REPORTED FULL-YEAR 2001 RESULTS -

                    - 2001 REVENUES DECREASE BY LESS THAN 1%
                    FROM $518.2 MILLION TO $513.6 MILLION -

                    - NO CHANGE TO PRIOR GUIDANCE FOR 2002 -

Scottsdale, ARIZONA, March 4, 2002 -- eFunds Corporation (Nasdaq: EFDS) today announced that it is revising its previously announced results of operations for the year ended December 31, 2001. The revisions relate to the Company's accounting for two transactions with Access Cash International, L.L.C. and its then majority owner that were recorded in the second and third quarters of 2001. The Company owned 24% of Access Cash for the first three quarters of 2001 and acquired the remaining 76% of outstanding equity interests in Access Cash in October 2001. A June agreement with Access cash and a July agreement with the then majority owner of Access Cash, were originally accounted for as separate, discrete transactions. As a result of a review of the agreements, the Company has now concluded that these two contracts should have been accounted for as a single third quarter transaction, with the result that all exchanges of funds between the Company and Access Cash related to these two agreements should be recorded as a net reduction in the purchase price ultimately paid for the remaining interests in Access Cash. The restatement will not have a material impact on the Company's results of operations for the year ended December 31, 2001, and the Company will restate its interim financial statements for the second and third quarters of 2001. Access Cash is now a wholly owned consolidated subsidiary of the Company.

Revenues for the year will be reduced by less than 1% from $518.2 million to $513.6 million. 2001 diluted earnings per share will remain unchanged at $0.79 and basic earnings per share will be reduced by $0.01 to $0.81. For the second quarter, revenue will be reduced $2.1 million, and diluted and basic earnings per share will each be reduced by $0.02. For the third quarter, revenues will be reduced by $2.4 million, diluted earnings per share will remain unchanged and basic earnings per share will increase by $0.01. For the fourth quarter, revenues will remain unchanged, and diluted and basic earnings per share will each increase by $0.01.

"We conducted a very thorough and comprehensive review of the transactions with Access Cash that occurred in the second and third quarters of last year before finally closing the books on 2001. Upon the completion of this effort, we concluded that this revised method of accounting for these transactions more appropriately reflects their substance," said Gus Blanchard, Chairman and CEO. "Our review of 2001 is now complete and we expect to file our audited annual financial statements as part of a report on Form 8-K and amendments to our quarterly reports on Form 10-Q/A for the affected quarters in the next couple of days. The full 2001 Annual Report on Form 10K will be filed by the end of the month."

                                    - more -

                            OPERATING RESULTS SUMMARY


                                                                                     Actual
                                                                                     ------
                                                                                Three Months Ended
                                                                                ------------------
                                                  June 30, 2001                September 30, 2001               December 31, 2001
                                                  -------------                ------------------               -----------------
(in thousands, except per share data)       Original        Restated        Original        Restated        Original        Revised
                                            --------        --------        --------        --------        --------        -------
Revenue.................................   $  128,199      $  126,057      $  135,353      $  132,978      $  130,104     $  130,104
Operating Income........................       13,665          11,523          20,477          21,302          16,817         17,212
Net Income..............................        8,721           7,738          13,247          13,645          11,589         11,827
Earnings Per Share (Basic)..............         0.19            0.17            0.29            0.30            0.25           0.26
Earnings Per Share (Diluted)............         0.18            0.16            0.28            0.28            0.24           0.25

                                                     Actual
                                                     ------
                                                    Year Ended
                                                    ----------
                                                December 31, 2001
                                                -----------------
(in thousands, except per share data)       Original        Revised
                                            --------        -------
Revenue.................................   $  518,154      $  513,637
Operating Income........................       56,999          56,077
Net Income..............................       37,638          37,292
Earnings Per Share (Basic)..............         0.82            0.81
Earnings Per Share (Diluted)............         0.79            0.79

                                                                            Before Special Items(1)
                                                                            -----------------------
                                                                               Three Months Ended
                                                                               ------------------
                                                  June 30, 2001                September 30, 2001              December 31, 2001
                                                  -------------                ------------------              -----------------
(in thousands, except per share data)       Original        Restated        Original        Restated        Original        Revised
                                            --------        --------        --------        --------        --------        -------
Revenue.................................   $  128,199      $  126,057      $  135,353      $  132,978      $  130,104     $  130,104
Operating Income........................       13,665          11,523          17,977          18,802          16,817         17,212
Net Income..............................        8,721           7,738          11,622          12,021          11,589         11,827
Earnings Per Share (Basic)..............         0.19            0.17            0.25            0.26            0.25           0.26
Earnings Per Share (Diluted)............         0.18            0.16            0.24            0.25            0.24           0.25

                                            Before Special Items(1)
                                            -----------------------
                                                   Year Ended
                                                   ----------
                                               December 31, 2001
                                               -----------------
(in thousands, except per share data)       Original        Revised
                                            --------        -------
Revenue.................................   $  518,154      $  513,637
Operating Income........................       57,699          56,777
Net Income..............................       37,997          37,651
Earnings Per Share (Basic)..............         0.83            0.82
Earnings Per Share (Diluted)............         0.80            0.79

(1) The results for 2001 include a special net credit of $2.5 million for the reduction in the reserve related to estimated future losses on government contracts recorded in the third quarter and $3.2 million of special charges incurred in the first quarter related to the Company's closure of its operations in Bothell, Washington.

                                   BACKGROUND

In March 2000, the Company paid cash of $20.0 million for an approximate 24% interest in Access Cash International, L.L.C. (ACI), a provider of automated teller machine (ATM) management services. In June 2001, the Company and ACI entered into an amendment (Amendment Agreement) to an existing agreement whereby ACI agreed to assign its revenue from equipment sales and maintenance during the second quarter of 2001 to the Company in order to settle certain disputes that had arisen regarding ACI's performance under an existing ATM deployment and management agreement between the Company and ACI. The Amendment Agreement also provided that, commencing in July 2001, the Company would assume the responsibility for future ATM equipment sales and related maintenance and pay ACI a fixed monthly fee of $0.7 million to support these activities. In addition, the Amendment Agreement also provided that the Company would pay ACI an additional $0.25 million per month to provide further incentives to ACI to support the Company's sales efforts and to defray the cost to ACI of doing so. The Amendment Agreement also extended the minimum term of the ATM deployment and management agreement through March 31, 2002.

In July 2001, the Company and the then majority owner of ACI entered into an agreement (Letter Agreement) acknowledging their mutual desire to pursue a transaction by which eFunds would acquire the remaining 76% of ACI. The Letter Agreement required the Company to pay $150,000 to the other owners of ACI if the Company did not acquire their interests in ACI by July 31, 2001, with additional payments becoming due if subsequent milestone dates were not met. In addition, the Letter Agreement required the Company to pay the other owners of ACI $200,000 in exchange for their agreement not to pursue other potential purchasers of their equity interests in ACI. The Company and ACI's other owners entered into a definitive purchase and sale agreement for the remaining equity interests in ACI in August 2001 and the acquisition was consummated in October 2001.

In February 2002, as a result of communications from a former ACI employee, the Company conducted a review of the two transactions and concluded that ACI's agreement to the Amendment Agreement was dependant on the agreements made by the Company in the Letter Agreement and the various elements of the Amendment Agreement and the Letter Agreement should not be economically separated and accounted for independently. As a result, these transactions are now treated as one agreement that became effective in July 2001. Under this revised approach, the payments made by ACI and the Company are accounted for as advances and repayments between the companies resulting in a reduction of the ACI purchase price, rather than as items of revenue and expense. Accordingly, the Company's second and third quarter 2001 consolidated financial statements will be restated, and the previously reported 2001 fourth quarter results will be revised to reflect the following adjustments:

1. Equipment sales revenues of $2.1 million that were assigned by ACI to the Company as a settlement of outstanding disputes were originally recorded as revenue by the Company during the second quarter of 2001. These revenues, after adjustments for the Company's minority interest in ACI, will now be recorded as a net reduction of the ACI purchase price.

2. Payments made to ACI in the third quarter of 2001, totaling $3.2 million, were originally recorded as cost of revenues by the Company in the third quarter of 2001. After related adjustments for the Company's minority interest in ACI, these payments will now be recorded as a net increase to the ACI purchase price.

3. Approximately $2.4 million was originally recorded as equipment sales revenues by the Company in the third quarter of 2001. After related adjustments for the Company's minority interest in ACI, this amount will now be recorded as a net reduction of the ACI purchase price.

4. The primary result of all the adjustments to the ACI purchase price is a reduction of goodwill of approximately $1.3 million.

5. Because of the effects of these adjustments on the Company's revenues and net income, the accruals for employee bonus and profit sharing were reduced in the fourth quarter. This reduction, together with other year-end adjustments made in the fourth quarter, had the net effect of increasing pretax income by approximately $400,000 in that quarter.

                           FORWARD LOOKING STATEMENTS

The Company also confirmed its previously announced expectations for 2002. Excluding nonrecurring and unusual items:

      - eFunds is targeting total revenues approximating $596 million for the full year.

      - Operating income is expected to be approximately 13 to 15% of 2002 revenue, including the benefit of the elimination of goodwill amortization effective January 1, 2002 pursuant to the adoption of Statement of Financial Accounting Standards No. 142 (SFAS No. 142);

      - The effective tax rate for 2002 is expected to average approximately 34%, including the benefit of the adoption of SFAS No. 142;

      - Net income is expected to approximate $1.18 per diluted share, including the estimated positive impact of for the adoption of Financial Accounting SFAS No. 142;

      -     2002 diluted shares are assumed to be 47.5 million; and

      - Capital spending is targeted at approximately $40 million, reflecting product development and enhancement costs, customer service improvements, as well as infrastructure needs to support continued growth. This estimate does not include amounts expected to be expended for the purchase of additional ATM network assets.

eFunds also confirmed its previous guidance for the first quarter:

      -     Revenues are expected to be approximately $127 to $130 million;

      - Diluted earnings per share are expected to approximate $0.16 to $0.18, including the impact of FAS 142.

ABOUT EFUNDS

eFunds delivers innovative, reliable and cost-effective technology solutions to meet its customers' payment and risk management, e-commerce and business process improvement needs. eFunds provides its services to financial institutions, financial services companies, electronic funds networks, retailers, government agencies, e-commerce providers, and other companies around the world. For more information, visit www.efunds.com.

Statements made in this release concerning the Company's or management's intentions, expectations, or predictions about future results or events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company's control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.